                                                                    EXHIBIT (i2)

                               December 30, 1998


Select Advisors Trust A
311 Pike Street
Cincinnati, Ohio 45202

      Re:   Select Advisors Trust A

Ladies and Gentlemen:

      We are acting as special Massachusetts counsel to Select Advisors Trust A, a Massachusetts business trust (the "Trust"), in connection with Post-Effective Amendment No. 9 to the Trust's Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about December 30, 1998 (the "Amendment"), with respect to the shares of beneficial interest, par value $.00001 per share (the "Shares") of its series Touchstone Value Plus Fund A (the "Fund"), which were initially issued pursuant to the Trust's Post-Effective Amendment No. 6 to its Registration Statement on Form N-1A, effective on May 1, 1998 (the "Prior Amendment"). You have requested that we deliver this opinion to you to be used as an exhibit to the Amendment.


      In connection with the furnishing of this opinion, we have examined the following documents:

            (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Trust;

            (b) a copy of the Trust's Declaration of Trust dated as of February 7, 1994, Amendment No. 1 to the Declaration dated as of April 11, 1994, Amendment No. 2 to the Declaration dated as of August 1, 1994, Amendment No. 3 to the Declaration dated as of September 14, 1994, and Amendment No. 4 to the Declaration dated as of September 18, 1997 (collectively, the "Declaration");

            (c) a copy of the Trust's Third Amended and Restated Establishment and Designation of Series dated as of September 18, 1997 (the "Designation of Series");

            (d) a certificate executed by the Assistant Secretary of the Trust (the "Secretary's Certificate"), certifying as to, and attaching copies of, the Trust's Declaration, Designation of Series, By-Laws, and certain resolutions adopted by the Trustees of the Trust at a meeting held on August 15, 1997 (the "Board Resolutions");

            (e) a copy of the Prior Amendment; and

            (e) a printer's proof dated December 29, 1998 of the Amendment.

Select Advisors Trust A
December 30, 1998
Page 2


      In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Amendment as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (e) above.

      This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

      This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, to the extent the same may apply to or govern the transactions covered by this opinion, except that we express no opinion as to any Massachusetts securities law.

      We understand that all of the foregoing assumptions and limitations are acceptable to you.

      Based upon and subject to the foregoing, please be advised that it is our opinion that:

      1. The Trust is duly organized and existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

      2. The Shares issued on or after May 1, 1998, assuming that they were issued and sold in accordance with the Trust's Declaration and By-Laws and for the consideration described in the prior Amendment, were legally issued, fully paid and non-assessable, and the Shares to be issued, if issued and sold in accordance with the Trust's Declaration of Trust and By-Laws and for the consideration described in the Amendment, will be legally issued, fully paid and non-assessable, except that, as set forth in the statement of additional information contained in the Prior Amendment and the Amendment, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

      We hereby consent to the filing of this opinion as an exhibit to the Amendment.

      The opinions expressed herein concern only the effect of the law as currently in effect and the facts and assumptions described herein. The undersigned undertakes no obligation to supplement or update this opinion after the date hereof.

                                    Very truly yours,

                                    /s/Bingham Dana LLP

                                    BINGHAM DANA LLP